YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Nextier Oilfield Solutions Inc. Special Meeting of Stockholders For Stockholders of record as of July 28, 2023 DATE: Wednesday, August 30, 2023 TIME: 10:00 AM, Central Daylight Time PLACE: NexTier’s Corporate Headquarters 3990 Rogerdale Road, Houston, Texas 77042 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Robert Drummond and Kevin M. McDonald (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Nextier Oilfield Solutions Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are further authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/NEX Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-475-3790 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided

Nextier Oilfield Solutions Inc.

Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE FOR	AGAINST	ABSTAIN	BOARD OF DIRECTORS RECOMMENDS
1.	Adoption of the Agreement and Plan of Merger, dated as of June 14, 2023 and amended as of July 27, 2023, by and among Patterson-UTI Energy, Inc. NexTier Oilfield Solutions Inc., Pecos Merger Sub Inc. and Pecos Second Merger Sub LLC.	☐	☐	☐	**FOR**
2.	Approval, on a non-binding advisory basis, of the compensation that may be paid or become payable to NexTier's named executive officers in connection with the mergers.	☐	☐	☐	**FOR**
3.	Approval of the adjournment of the NexTier special meeting to solicit additional proxies if there are not sufficient votes at the time of the NexTier special meeting to approve Proposal 1 above.	☐	☐	☐	**FOR**

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________